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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Capstone Turbine Corporation of our reports dated March 20, 2000 (May 26, 2000 for paragraph 1 of Note 13) contained in Registration Statement No. 333-33024 of Capstone Turbine Corporation on Form S-1 insofar as such reports relate to the financial statements and financial statement schedule of Capstone Turbine Corporation for the years ended December 31, 1998 and 1999.

We also consent to the reference to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 5, 2000